Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended December 31, 2025 (the “Form N-CSR”) of Popular High Grade Fixed-Income Fund, Inc. (the “Company”).

I, Angel M. Rivera, the President (Principal Executive Officer) of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 3, 2026

By:	/s/ Angel M. Rivera
Angel M. Rivera
President (Principal Executive Officer)

Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended December 31, 2025 (the “Form N-CSR”) of Popular High Grade Fixed-Income Fund, Inc. (the “Company”).

I, James A. Gallo, the Treasurer (Principal Financial Officer) of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 3, 2026

By:	/s/ James A. Gallo
James A. Gallo
Treasurer (Principal Financial Officer)